UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2007

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190 Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On May 8, 2007, Universal American Financial Corp. (the “Company”) issued a press release announcing that it has entered into a definitive agreement to acquire MemberHealth, Inc., a privately-held pharmacy benefits manager and sponsor of CCRx, a national Medicare Part D plan with more than 1.1 million members.  The purchase price will be approximately $630 million, consisting of 55% in cash and 45% in Company common stock valued at $20 per share, plus potential performance-based consideration.  The transaction, which is expected to close late in the third quarter of 2007, is subject to customary closing conditions, including approval by the shareholders of the Company and appropriate regulatory approvals.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits

(d)           The following exhibits are included with this Report:

Exhibit No.                            Exhibit Title

99.1                                         Press release dated May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

	By:	/s/ Lisa M. Spivack
Lisa M. Spivack
Senior Vice President, General Counsel
and Secretary

Date: May 8, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press release dated May 8, 2007